                                                                               .
                                                                               .
                                                                               .
                                  EXHIBIT 21.1

                   LIST OF SUBSIDIARIES OF GENERAL MEDIA, INC.

                                                                                State or Jurisdiction
                                                                                of Incorporation or
                                                                                Organization
Name                                                                            ---------------
----
1.  General Media Communications, Inc.                                          Delaware
2.  General Media (UK), Ltd.                                                    United Kingdom
3.  Penthouse Clubs International Establishment                                 Liechtenstein
4.  Penthouse Images Acquisition, Ltd.                                          New York
5.  Pure Entertainment Telecommunications, Inc.                                 New York
6.  General Media Entertainment, Inc.                                           New York
7.  Penthouse Financial Services N.V.                                           Netherlands Antilles
8.  General Media Art Holding, Inc.                                             Delaware
9.  GMCI Internet Operations, Inc.                                              New York
10. GMI On-Line Ventures, Ltd.                                                  Delaware